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                                                                   Exhibit 10.34

                        EXCLUSIVE AGENT LICENCE AGREEMENT


         This agreement ("Agreement") dated this 4th day of April, 1997 by and between The Tracker Corporation of America with offices at 180 Dundas Street West, Suite 1502, Toronto, Ontario Canada M5G 1Z8 (hereinafter called "Tracker") and Executive Trading Ltd., with offices at Kriemhildenweg 3, 46357 Dinslaken, Germany (hereinafter called "Executive") do hereby resolve and agree to the following:

1) For the term of this Agreement, Tracker appoints Executive as its exclusive sales agent and agrees to make available its full line of products and services. Tracker will not knowingly sell any of its products and services to any other person or entity in Executive's exclusive territory of Germany, Switzerland and Austria (hereinafter called "Territory"), provided that Executive is not in default of any material term or covenant as further defined in Paragraph 13 herein.

2) Tracker agrees to sell to Executive and Executive agrees to purchase a combination of Tracker INSIGNIAS (at point of manufacture) and/or Tracker Labels printed in German in strings of varying lengths for a fee of $0.25 per unit as outlined in Schedule A. Tracker will sell Executive an annual renewal for its customers on a per number basis for $0.25 per year. Tracker agrees to provide a numbered licence sequence to fulfill each Executive sales contract or purchase order. Tracker agrees to provide Executive with 150,000 labels upon execution of this Agreement at no cost to Executive. Tracker agrees to provide as soon as possible a toll-free 800 customer service number answered in German for Executive's activating customers. Executive agrees to produce all collateral and label carrier marketing materials to support the sale of Tracker INSIGNIAS and Labels in the Territory.

3) As consideration for Tracker granting Executive the exclusivity for the Territory, Executive agrees to pay a one-time exclusivity ("Fee") to Tracker of U.S. $500,000.00. This Fee is payable as follows:

        Six (6) months from date of this Agreement, 90 day grace
        period                                                     U.S. $50,000
        On the first anniversary date of this Agreement, 60 day
        grace period                                               U.S. $50,000
        On each subsequent anniversary date of this Agreement      U.S. $50,000


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4)      Executive agrees to help Tracker arrange to register both the name
        "Tracker" and the Tracker "Logo" in the Territory. This registration is to be the property of Tracker. Executive will have the authorized use of the Tracker name and logo in the Territory as long as Executive is the exclusive sales agent for the Territory. All costs relating to registering will be borne by Tracker.

5) Executive will use its best efforts to promote the sale of Tracker Labels and the Tracker INSIGNIA at point of manufacture and through service industries.

6) Executive may produce the Tracker INSIGNIA on its own label provided the specifications of the label meet Tracker standards or Executive may arrange for manufacturers to laser etch the Tracker INSIGNIA directly on the product. All labels supplied by Tracker will be written in German with a toll-free 800 customer service number answered in German, including the 150,000 free labels mentioned in Paragraph 2.

7) Tracker will notify Executive on all leads and inquiries concerning the Territory.

8)       a.   Tracker will supply and install ten (10) recovery scanning stations at strategic lost and found locations in the Territory at
              no charge.   The selection of the scanning locations will be
              determined by Executive.

         b. The parties agree that Executive will help in establishing German based fulfillment and processing centers ("Fulfillment Center") to be owned by Tracker.

         c. Tracker will supply technical assistance to Executive upon request particularly related to the integration of the Tracker INSIGNIA or as part of the Executive Label production process.


9)       TERM

         The Term of this Agreement is for ten (10) years and Executive shall have the exclusive option to renew for an additional ten (10) years under the same terms and conditions. Executive shall provide ninety
         (90) days written notice prior to the expiration of the initial term to renew Agreement.




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10)      ACCOUNTING

         Tracker and Executive shall maintain accurate records and accounts of all transactions pertaining to this Agreement. Each party agrees to provide information pertaining to this Agreement upon the request of the other party.


11)      NON-DISCLOSURE OF CONFIDENTIAL INFORMATION

         In consideration for Tracker entering into this Agreement, Executive agrees that the following items used in Tracker's business are secret, confidential, unique, and valuable, were developed by Tracker at great cost and over a long period of time, and disclosure of any of the items to anyone other than Tracker's officers, agents, or authorized employees will cause Tracker irreparable injury.

         a. Non public financial information, accounting information, plans of operation, possible mergers or acquisitions prior to the public announcement;
         b. Customer lists, call lists, and other confidential customer data;
         c. Memoranda, notes, records concerning the technical processes conducted by Tracker;
         d. Sketches, plans, drawings and other confidential research and development data.

         Neither party shall disclose or otherwise reveal to any third party without the express written consent of the other party the specific terms or existence of this Agreement, except where required by law.


12)      INDEMNIFICATION

         a. Tracker shall indemnify and hold Executive harmless, from and against any and all claims, losses, liabilities, expenses, and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which Executive may become a party as a result of its association with Tracker or it's affiliates with respect to its obligations herein, except for any adjudicated negligence or willful wrongdoing on the part of Executive in respect thereto.



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         b.       Executive shall indemnify and hold Tracker harmless, from and against any and all claims, losses, liabilities, expenses, and damages, joint or several (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted) to which Tracker may become a party as a result of its association with Executive or it's affiliates with respect to its obligations herein, except for any adjudicated negligence or willful wrongdoing on the part of Tracker in respect thereto.


13)      SEVERABILITY

         The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. Should Executive be in default of this Agreement, it shall have 30 days from date of written notice to correct the default, otherwise Tracker may terminate this Agreement without further notice.


14)      ASSIGNABILITY

         This Agreement may be assigned by any of the parties without the prior written consent of the other as long as the terms of this Agreement are not violated.


15)      ENTIRE AGREEMENT

         This Agreement sets forth the entire Agreement between the parties hereto and may be amended or modified at any time and in any manner, but only by an instrument in writing executed by the parties hereto.


16)      CONTROLLING LAW

         The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the Province of Ontario, Country of Canada.



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17)      MUTUAL COOPERATION

         The parties hereby agree to cooperate with each other to achieve the purpose of this Agreement and shall execute each other and further documents and take such other and further actions as may be necessary or convenient to effect the transactions described herein.

18)     All Funds are U.S. dollars.

PER:    /S/ GIGI LIPTON                                   DATE:    APRIL 4, 1997
        --------------------------------------------------         -------------
        THE TRACKER CORPORATION

PER:    /S/ ANDREAS HASSEL                                DATE:    APRIL 4, 1997
        --------------------------------------------------         -------------
        EXECUTIVE TRADING LTD.



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                                   SCHEDULE A
MINIMUM PURCHASE REQUIREMENTS AND TERMS AND CONDITIONS TO MAINTAIN EXCLUSIVITY:

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Terms:

         Order paid by irrevocable letter of credit or wire transfer Drawn on sight upon shipment of tape cassette friendly to Client laser equipment or receipt of Tracker Kit inventory
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Price List:

Tracker Kit Labels                                                   US $/unit
         8 labels                                                      $2.00
         24 labels                                                     $6.00
Annual Renewal per number per year                                     $0.25
Tracker "Insignia"/Label                                               $0.25
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Timing and quantity of Minimum order requirements:
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                                   Exclusivity            MINIMUM LABELS @ $0.25
                                       Fee                INSIGNIA AND RENEWALS
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Year   1                              $50K                               0
Year   2                              $50K                         500,000
Year   3                              $50K                       1,000,000
Year   4                              $50K                       1,500,000
Year   5                              $50K                       1,500,000
Year   6                              $50K                       2,000,000
Year   7                              $50K                       2,000,000
Year   8                              $50K                       2,500,000
Year   9                              $50K                       2,500,000
Year   10                             $50K                       2,500,000
                                   ---------------------------------------------
                                     $500K                      16,000,000
                                                            4 MILLION DOLLARS

IF ACTUAL LABEL, INSIGNIA AND RENEWAL PURCHASES EXCEED THE MINIMUM PURCHASE REQUIREMENT IN ANY YEAR, THEN EXECUTIVE SHALL RECEIVE A $0.02 DISCOUNT PER LABEL, INSIGNIA AND RENEWAL ON THE AMOUNTS PURCHASED EXCEEDING THE MINIMUM PURCHASE REQUIREMENT IN THAT YEAR.